Exhibit 99.1
Tecogen Announces Third Quarter Earnings
Quarterly Revenue expands by 44% as compared to the same period in 2013

WALTHAM, Mass., November 13, 2014, Tecogen® Inc. (NASDAQ:TGEN), a manufacturer and installer of high efficiency, UltraTM clean combined heat and power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for industrial and commercial use, reported revenues of $4,175,863 in the three months ended September 30, 2014, compared to $2,893,240 for the same period in 2013, an increase of 44%.

Major Highlights:

Financial

•	Product and Installation revenue increased by 148% compared to same period in 2013.

•	Service revenue was comparatively flat as the company temporarily diverted service manpower in bringing new service center online in Brooklyn.

•	Sales backlog of equipment and installations was $14.2 million at quarter end, compared to $12 million at the end of the second quarter.

•	Gross profit for the three months ended September 30, 2014 was $1,089,471 compared to $1,092,632, respectively for the same period in 2013.

•
Gross margins decreased to 26% from 38% for the quarter ended September 30, 2014 compared to the same period in 2013. The margin decrease is attributed to a large chiller order requiring significant design and fabrication upgrades to modernize the model line for this and future sales. These upgrades related to emissions after-treatment and a newer refrigerant. The company also incurred warranty expenses to complete a component exchange in our cogeneration systems to extend its useful service life.

•
Research and development expenses for the year and the quarter were $889,240 and $329,524, respectively, as the Company continues to expand development of its technology and secure necessary intellectual property.

•	Net loss for the three months ended September 30, 2014 was $1,467,734 compared to $1,414,517 for the same period in 2013. Our goal is for operations to be profitable by year end.

•	Net loss per share was $0.09 and $0.11 for the three months ended September 30, 2014 and 2013.

Sales & Operations

•	Orders for gas fired chillers continue to grow with additional sales in the US and Mexico.

•	Received our first order for Tecogen Ultra Emission System applied to a renewable gas engine in Southern California.

•	Received our first order for Tecogen Ultra Emission System applied in a natural gas emergency generator requiring air permit for extended hours of operation in Southern California.

•	Steady growth in orders for Ilios Water Sourced Heat Pumps with backlog of 8 units at quarter end.

•	Closed the sale of a tri-generation energy system for a large New Jersey hotel.

•	Announced the promotion of Benjamin Locke to Co-Chief Executive Officer.

•	Announced the hiring of John Maloney as Manufacturing Manager.

Conference Call Scheduled for Today at 12:00 pm ET
Tecogen will host a conference call today to discuss the third quarter results beginning at 12:00 pm ET. To listen to the call dial (877) 870 4263 within the U.S., (855) 669-9657 from Canada, or (412) 317-0790 from other international locations. Participants should reference Tecogen to access the call. The conference call will be recorded and available for playback one hour after the end of the call through Thursday December 4th.
The earnings conference call will also be webcast live. To register for and listen to the webcast, go to http://investors.tecogen.com/webcast. Following the call, the webcast will be archived for 30 days.

About Tecogen

Tecogen manufactures, installs and maintains high efficiency, Ultra-clean Combined Heat and Power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for industrial and commercial use. Tecogen has shipped more than 2,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com.

FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Tecogen Media Contact Information:
David A. Garrison
Tecogen Inc.
P: 781-466-6403
E: david.garrison@tecogen.com

Tecogen Investor Contact Information:
John N. Hatsopoulos
P: 781-622-1120
E: jhatsopoulos@tecogen.com

CONSOLIDATED BALANCE SHEETS
As of September 30, 2014 and December 31, 2013
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,446,082	$7,713,899
Short-term investments, restricted	585,038	—
Accounts receivable, net	4,519,544	3,740,885
Unbilled revenue	125,071	646,398
Inventory, net	4,907,435	3,343,793
Due from related party	125,069	—
Deferred financing costs, net	—	140,433
Prepaid and other current assets	338,257	340,013
Total current assets	13,046,496	15,925,421
Property, plant and equipment, net	631,181	638,026
Intangible assets, net	1,019,944	953,327
Goodwill	40,870	40,870
Deferred financing costs, net	111,843	—
Other assets	53,325	72,425
TOTAL ASSETS	$14,903,659	$17,630,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Demand notes payable and line of credit, related party	$—	$2,950,000
Senior convertible promissory note, related party	—	3,000,000
Accounts payable	3,085,856	2,338,046
Accrued expenses	990,084	1,139,554
Deferred revenue	1,949,522	613,915
Due to related party	—	119,667
Interest payable, related party	—	198,450
Total current liabilities	6,025,462	10,359,632
Long-term liabilities:
Deferred revenue, net of current portion	184,371	204,544
Senior convertible promissory note, related party	3,000,000	—
Total liabilities	9,209,833	10,564,176
Commitments and contingencies (Note 5)

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 15,809,306 and 15,155,200 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	15,809	15,155
Additional paid-in capital	24,927,880	22,463,996
Accumulated deficit	(18,924,762)	(15,209,212)
Total Tecogen Inc. stockholders’ equity	6,018,927	7,269,939
Noncontrolling interest	(325,101)	(204,046)
Total stockholders’ equity	5,693,826	7,065,893
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,903,659	$17,630,069

CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2014 and 2013
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues
Products	$1,094,529	$779,455	$5,047,231	$3,639,974
Services	3,081,334	2,113,785	7,884,246	6,103,044
Total revenues	4,175,863	2,893,240	12,931,477	9,743,018
Cost of sales
Products	1,052,199	571,803	4,043,783	2,793,743
Services	2,034,193	1,228,805	5,023,324	3,930,806
Total cost of sales	3,086,392	1,800,608	9,067,107	6,724,549
Gross profit	1,089,471	1,092,632	3,864,370	3,018,469
Operating expenses
General and administrative	1,751,080	1,437,068	5,424,143	4,358,569
Aborted public offering costs	—	320,924	—	320,924
Selling	476,601	488,895	1,303,329	1,054,366
Research and development	329,524	260,262	889,240	809,746
Total operating expenses	2,557,205	2,507,149	7,616,712	6,543,605
Loss from operations	(1,467,734)	(1,414,517)	(3,752,342)	(3,525,136)
Other income (expense)
Interest and other income	17,763	7,256	35,927	13,793
Interest expense	(30,666)	(45,072)	(122,818)	(104,836)
Total other expense, net	(12,903)	(37,816)	(86,891)	(91,043)
Consolidated net loss	(1,480,637)	(1,452,333)	(3,839,233)	(3,616,179)
Less: Loss attributable to the noncontrolling interest	32,839	64,654	123,683	277,627
Net loss attributable to Tecogen Inc.	$(1,447,798)	$(1,387,679)	$(3,715,550)	$(3,338,552)
Net loss per share - basic and diluted	$(0.09)	$(0.11)	$(0.25)	$(0.25)
Weighted average shares outstanding - basic and diluted	15,447,726	13,212,894	15,160,041	13,212,894

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2014 and 2013
(unaudited)

	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(3,839,233)	$(3,616,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	250,655	194,260
Change in provision for allowance on accounts receivable	18,000	(34,700)
Stock-based compensation	120,972	(8,105)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(796,659)	433,931
Unbilled revenue	521,327	(140,081)
Inventory, net	(1,563,642)	(961,185)
Due from related party	(125,069)	55,837
Prepaid expenses and other current assets	1,756	(127,673)
Other assets	19,100	(33,000)
Increase (decrease) in:
Accounts payable	747,810	1,746,631
Accrued expenses	(149,470)	283,355
Deferred revenue	1,315,434	270,954
Due to related party	(119,667)	396,328
Interest payable, related party	(198,450)	72,553
Net cash used in operating activities	(3,797,136)	(1,467,074)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(148,833)	(163,824)
Disposal of property and equipment	7,569	—
Purchases of intangible assets	(130,905)	(332,862)
Cash paid for asset acquisition	—	(497,800)
Purchases of short-term investments, restricted	(585,038)	(202)
Maturities of short-term investments, restricted	—	182,061
Net cash used in investing activities	(857,207)	(812,627)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for debt issuance costs	(9,668)	—
Payments made on demand notes payable and line of credit to related party	(2,950,000)	1,200,000
Proceeds from sale of common stock and restricted common stock, net	2,340,194	—
Proceeds from the exercise of stock options	6,000	—
Purchase of unvested restricted stock	—	(350)
Net cash (used in) provided by financing activities	(613,474)	1,199,650
Net decrease in cash and cash equivalents	(5,267,817)	(1,080,051)
Cash and cash equivalents, beginning of the period	7,713,899	1,572,785
Cash and cash equivalents, end of the period	$2,446,082	$492,734
Supplemental disclosures of cash flows information:
Cash paid for interest	$294,219	$7,235
Cash paid for asset acquisition:
Inventory	$—	$17,400
Property and equipment	$—	$199,530
Intangible assets	$—	$240,000
Goodwill	$—	$40,870